UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 14, 2010

FORTRESS FINANCIAL GROUP, INC. / WY
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262	2780 So. Jones Blvd. #3532 Las Vegas, Nevada 89146	91-1363905
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(954) 623-7409
 (Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))240.13e-4(c))

ITEM 8.01	OTHER EVENTS

REDUCTION OF AUTHORIZED SHARE CAPITAL

The Company has confirmed with the Secretary of State in Wyoming that the Company’s Authorized Share Capital has now been reduced from an amount of 5,000,000,000,000 (Five Trillion) shares of Common Stock to that of 75,000,000,000 (Seventy five billion) shares of Common Stock.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: April 14, 2010	By:	/s/ Peter James Bezzano
Peter James Bezzano
President

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